UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 Or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 28, 2005
MIKOHN GAMING CORPORATION
(Exact Name of Registrant as Specified in Charter)

NEVADA (State or Other Jurisdiction of Incorporation)	000-22752 (Commission File Number)	88-0218876 (I.R.S. Employer Identification No.)
920 Pilot Road
Las Vegas, Nevada 89119
(Address of Principal Executive Offices)
(702) 896-3890
(Registrants telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On November 28, 2005, Mikohn Gaming Corporation, a Nevada corporation, d/b/a Progressive Gaming International Corporation (“PGIC”), completed its previously announced acquisition of EndX Group Ltd. (EndX), a global gaming management systems software company headquartered in the United Kingdom, pursuant to a definitive purchase agreement dated September 6, 2005. PGIC paid $27.0 million in cash to EndX stockholders to purchase all the issued share capital of EndX.
The press release announcing the completion of the acquisition is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.
The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed related to Item 2.01.
(b)	Pro forma financial information.
The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed related to Item 2.01.
(c)	Exhibits.
10.1	Share Purchase Agreement for the sale and purchase of all the issued share capital of EndX Group Limited, dated September 6, 2005, between the Registrant, Nicholas Boyes-Hunter and Others (incorporated by reference to the similarly described exhibit in the Current Report on Form 8-K filed by the Registrant on September 9, 2005).
99.1	Press Release, dated November 28, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIKOHN GAMING CORPORATION
Date: December 1, 2005	By:	/s/ Michael A. Sicuro
Michael A. Sicuro
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

INDEX TO EXHIBITS
10.1	Share Purchase Agreement for the sale and purchase of all the issued share capital of EndX Group Limited, dated September 6, 2005, between the Registrant, Nicholas Boyes-Hunter and Others (incorporated by reference to the similarly described exhibit in the Current Report on Form 8-K filed by the Registrant on September 9, 2005).

99.1	Press Release, dated November 28, 2005.